Exhibit (d)(1)(a)

FIRST AMENDMENT TO THE MANAGEMENT AGREEMENT

TRANSAMERICA ETF TRUST

This First Amendment is made as of January 24, 2020 to the Management Agreement ("Amendment") dated July 31, 2017, by and between Transamerica ETF Trust and Transamerica Asset Management, Inc. and shall be effective as of December 10, 2018. All other terms and conditions of the Management Agreement not expressly amended herein shall remain in full force and effect following the execution of this Amendment.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.Schedule A of the Management Agreement is hereby deleted and replaced in its entirety with the following Schedule A:

Schedule A
Fund	Management Fee
DeltaShares® S&P 500 Managed Risk ETF	0.35%
DeltaShares® S&P 400 Managed Risk ETF	0.45%
DeltaShares® S&P 600 Managed Risk ETF	0.45%
DeltaShares® S&P International Managed	0.50%
Risk ETF	0.60%

DeltaShares ®S&P EM 100 & Managed

Risk ETF

TRANSAMERICA ASSET MANAGEMENT, INC.

By: /s/ Christopher A. Staples

Name: Christopher A. Staples

Title: Senior Vice President

TRANSAMERICA ETF TRUST

By:	/s/ Erin Nelson
Name:	Erin Nelson
Title:	Chief Legal Officer and Secretary